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                                    EXHIBIT 10.41

                               STOCK OPTION AGREEMENT

                                WASTE RECOVERY, INC.


     Date of Grant:      February 12, 1997

     Name of Optionee:   MARTIN BERNSTEIN

     Number of Shares:   1,000,000 Shares of Common Stock

     Prices Per Share:   $2.03 per Share with respect to 250,000 Shares of
                         Common Stock; $3.50 per Share with respect to 250,000
                         Shares of Common Stock; $4.75 per Share with respect to 250,000 Shares of Common Stock; and $7.00 per Share with respect to 250,000 Shares of Common Stock

     WASTE RECOVERY, INC., a Texas corporation (the "Corporation"), hereby grants to the above-named optionee (the "Optionee") an option (the "Option") to purchase from the Corporation, for the price per share set forth above, the number of shares of Common Stock, no par value per share (the "Shares"), of the Corporation set forth above pursuant to the terms and conditions set forth herein. This option is not intended by the parties to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The terms and conditions of the Option granted hereby are as follows:

          (a) EXERCISE PRICES. The prices at which each Share subject to this Option may be purchased shall be the prices set forth above, subject to any adjustments as set forth in this Section 1.

               SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the outstanding shares of the Corporation's Common Stock at any time while this Option remains outstanding and unexpired shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, or a similar change in the Corporation's capitalization occurs which affects the outstanding Common Stock, as a class, then the exercise prices set forth in the first paragraph of this Option in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the exercise prices set forth in the first paragraph of this Option in effect

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immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased.

          RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER. In the case of any reclassification of the Common Stock or any reorganization, consolidation or merger of the Corporation with or into another corporation (other than a merger or reorganization with respect to which the Corporation is the continuing corporation and which does not result in any reclassification of the Common Stock), or a transfer of all or substantially all of the assets of the Corporation, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, the Corporation shall arrange for the other party to the transaction to agree to, and lawful provision shall be made, so that the Optionee shall have the right thereafter to receive upon the exercise of this Option (to the extent, if any, still exercisable), the kind and amount of Shares or other securities or property which the Optionee would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Optionee had held the number of Shares that were then purchasable upon the exercise of this Option. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Corporation) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Optionee such that the provisions set forth in this SECTION 1(c) (including provisions with respect to the exercise prices as set forth in the first paragraph of this Option) shall thereafter be applicable as nearly as is reasonably practicable, in relation to any Shares or other securities or property thereafter deliverable upon the exercise of this Option.

          VESTING. This Option shall vest and may be exercised no earlier than the date that is one (1) year after the Date of Grant, at which time it shall become one hundred percent (100%) exercisable. In no event shall this Option be exercisable after the date five (5) years from the Date of Grant. In the event that for any reason the Optionee is no longer serving as Chairman of the Board of Directors of the Corporation, the Optionee shall have a period of ninety (90) days from the date of such termination of service to exercise this Option to the extent then exercisable, and at the end of the 90-day period, all rights of the Optionee under this Option shall terminate and be forfeited immediately as to any unexercised portion thereof.

          EXERCISE OF OPTION. The Optionee (or his legal representative or guardian, as applicable) may exercise any portion of this Option that has become exercisable in accordance with the terms hereof as to all or any of the Shares then available for purchase by delivering to the Corporation written notice specifying:

               The number of whole Shares to be purchased together with payment in full of the aggregate option price of such Shares specified in the written notice, provided that this Option may not be exercised for less than one thousand (1,000) Shares or the number of Shares remaining subject to this Option, whichever is smaller;

               The address to which dividends, notices, reports, etc. are to be sent; and
               The Optionee's social security number.

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Payment shall be in cash (or by certified or cashier's check payable to the order of the Corporation). The Optionee shall not be entitled to any rights and privileges as a shareholder of the Corporation in respect of any Shares covered by this Option until such Shares shall have been paid for in full and issued to the Optionee.

          DELIVERY OF CERTIFICATE(S). As soon as practicable after the Corporation receives payment for Shares covered by this Option, it shall deliver a certificate or certificates representing the Shares so purchased to the Optionee. Only one certificate evidencing the Shares will be issued unless the Optionee otherwise requests in writing. Such certificate shall be registered in the name of the Optionee. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Corporation's transfer agent, if any, as may be deemed necessary or advisable by counsel to the Corporation in order to comply with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any state securities laws or any other applicable laws.

          SECURITIES LAWS. Optionee acknowledges that this Option and the Shares subject to this Option have not been registered under the 1933 Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Option or any Shares subject to this Option issued upon its exercise in the absence of (a) an effective registration statement under the 1933 Act as to this Option or such Shares subject to this Option and registration or qualification of this Option or such Shares subject to this Option under any applicable Blue Sky or state securities law then in effect or (b) an opinion of counsel, satisfactory to the Corporation, that such registration and qualification are not required. Without limiting the generality of the foregoing, unless the offering and sale of the Shares subject to this Option to be issued upon the exercise of this Option shall have been effectively registered under the 1933 Act, the Corporation shall be under no obligation to issue the Shares covered by such exercise unless and until the Optionee shall have executed an investment letter in form and substance satisfactory to the Corporation, including a warranty at the time of such exercise that it is acquiring such Shares for its own account, and will not transfer the Shares subject to this Option unless pursuant to an effective and current registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act and any other applicable restrictions, in which event the Optionee shall be bound by the provisions of a legend or legends to such effect which shall be endorsed upon the certificate(s) representing the Shares subject to this Option issued pursuant to such exercise. The Shares subject to this Option issued upon exercise thereof shall be imprinted with legends in substantially the following form:

     "THE SECURITIES REPRESENTED BY THE STOCK OPTION AGREEMENT DATED AS OF FEBRUARY 12, 1997 BETWEEN THE CORPORATION AND MARTIN BERNSTEIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND COMPLIANCE WITH ANY

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     APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN
     OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     After the Registration Statement referred to in SECTION 6 below is declared effective by the Securities and Exchange Commission (the "Commission"), the Optionee may deliver to the Corporation the certificates representing the Shares subject to this Option so registered, and the Corporation will, within three days after receipt by the Corporation of the foregoing, issue new certificates representing and in exchange for the aforementioned certificates, which new certificates shall be legended as follows:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY BE SOLD PURSUANT TO THE REGISTRATION STATEMENT PROVIDED THAT (i) THE REGISTRATION STATEMENT IS CURRENT AND EFFECTIVE, (ii) THE HOLDER COMPLIES WITH THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (iii) THE SALE IS IN COMPLIANCE WITH THE PLAN OF DISTRIBUTION SET FORTH IN THE PROSPECTUS."

          REGISTRATION RIGHTS OF OPTIONEE. The Corporation shall register the Shares subject to this Option on a Registration Statement under the 1933 Act (the "Registration Statement") with the Commission in accordance with
Section 10.1 of the Agreement and Plan of Reorganization dated as of September 30, 1996 by and among the Corporation, New U.S. Tire Recycling Corp., U.S. Tire Recycling Partners, L.P., Bodner/Greenstein Capital Holdings, Inc., Tirus, Inc., Tirus Associates, L.L.C., Environmental Venture Fund, L.P., Argentum Capital, L.P. and the Shareholders named therein (the "Reorganization Agreement") relating to Section 6.7 of the Old Asset Purchase Agreement (as defined in the Reorganization Agreement). These registration rights shall inure to the benefit of any transferee of the Shares subject to this Option.

          TRANSFERABILITY; ASSIGNABILITY. This Option is personal to the Optionee and during the Optionee's lifetime may be exercised only by the Optionee or his guardian or legal representative as set forth herein. In the event of the death or permanent disability of the Optionee, the Option may be exercised by the person or persons entitled to do so under the Optionee's will, if he shall die intestate, by his legal representative or representatives, or, in the case of his permanent disability, by the Optionee or his guardian or legal representative. This Option shall not be transferable otherwise than by will or the laws of descent and distribution, or to a Permitted Transferee. For purposes of this SECTION 7, the term "Permitted Transferee" shall mean Immediate Family Members or the Optionee, trusts for the benefit of such Immediate Family Members of the Optionee, and partnerships in which the Optionee and/or such Immediate Family Members are the only partners, provided in each event that no consideration is provided for such transfer; and the term "Immediate Family Member" shall mean the Optionee's descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.

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          WITHHOLDING.  (a)   The Corporation shall have the right to deduct
from all amounts paid in cash in consequence of the exercise of the Option any taxes required by law to be withheld with respect to such cash payments. Subject to SECTION 8(b) below, where the Optionee is entitled to receive Shares pursuant to the exercise of the Option, the Corporation shall have the right to require the Optionee to pay to the Corporation the amount of any taxes that the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such Shares to cover the amount required to be withheld.

          (b)  SURRENDER OF SHARES.  For so long as the Optionee is subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), all tax withholding obligations shall be satisfied through the withholding or surrender of Shares as necessary to comply with Section 16 of the 1934 Act and the rules and regulations thereunder or to obtain any exemption therefrom.

          NO GUARANTEE. This Option does not confer on the Optionee any right to continue in his present position as Chairman of the Board of the Corporation for any period of time or at any particular rate of compensation.

          NOTICES. All notices hereunder to the parties to this Stock Option Agreement shall be delivered, mailed or telecopied (with confirmation of receipt) to the following addresses:

          If to the Corporation:

               Waste Recovery, Inc.
               309 South Pearl Expressway
               Dallas, Texas  75201
               Attention:  President
               Telecopy Number: (214) 745-8945

          If to the Optionee:

               Martin Bernstein
               The File Organization
               7 Penn Plaza
               370 Seventh Avenue, Suite 618
               New York, New York  10001
               Telecopy Number: (212) 563-6657

Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.

          GOVERNING LAW. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Texas without application of the conflict of laws principles thereof, except to the extent preempted by federal law, which shall govern to such extent.

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     IN WITNESS WHEREOF, the undersigned have caused this Stock Option Agreement to be duly executed as of the date first above written.

                                   CORPORATION:

                                   WASTE RECOVERY, INC.


                                   By: ___________________________________
                                   Its:___________________________________


                                   OPTIONEE:

                                   ________________________________________
                                             Signature

                                   Social Security # ______________________